                                                                    EXHIBIT 10.1

June 4, 1998


Michael M. Harpold, Ph.D.
15630 Creek Hills Road
El Cajon, California  92021

Dear Michael:

This letter and the attached Exhibits set forth the terms and conditions of our agreement (the "Agreement") regarding your continued employment with SIBIA Neurosciences, Inc. ("SIBIA").

You have been given a special assignment with the title of Vice President through March 31, 1999, or earlier if SIBIA elects to terminate your employment at any time or for any reason prior to March 31, 1999 (the "Term"). During the Term, you shall be a part-time exempt employee of SIBIA and your sole responsibility to SIBIA will be to work with SIBIA's outside counsel in the litigation with Cadus Pharmaceutical Corporation and in any other litigation matters involving SIBIA's intellectual property rights that arise during the Term. Although you will no longer have managerial responsibility for research activities within SIBIA, you will continue to report directly to me throughout the Term.

During the Term, you will continue to receive your current base salary, subject to standard deductions and withholding, and you will be entitled to continue your participation in SIBIA's employee benefit plans, regardless of whether you obtain additional employment outside of SIBIA. You will not, however, continue to accrue vacation or sick time after the Effective Date of this Agreement. At the end of the Term, you will receive payment for all accrued vacation benefits earned through the Effective Date of this Agreement. You will continue to be bound by SIBIA's employment policies, procedures and practices throughout the Term.

Upon the Effective Date of this Agreement (as defined below), SIBIA agrees that it will forgive your outstanding employee loan in the amount of Forty Three Thousand Six Hundred Dollars ($43,600). You agree and understand that you will be responsible for any applicable tax consequences as a result of SIBIA's forgiveness of the loan and agree that you will indemnify and hold SIBIA harmless with respect to any such potential tax liability or other consequence(s) of such forgiveness.

If you elect to terminate your employment with SIBIA at any time during the Term, you will only be entitled to receive accrued salary and all accrued and unused vacation benefits earned prior to such termination, subject to standard payroll deductions and withholdings.

Michael M. Harpold, Ph.D.
June 4, 1998
Page 2


If, however, (i) you remain an employee throughout the Term, (ii) you continue to work with outside counsel in good faith, and (iii) at the end of the Term you execute a waiver and release of claims (a form of which is attached hereto as Exhibit A), SIBIA will provide you with (A) salary continuation at a rate equivalent to your current base salary for six (6) months, (B) continued medical benefits under COBRA for six (6) months, and (C) accelerated vesting of your stock options dated November 10, 1994 covering 58,750 total shares at .85 cents per share, May 9, 1995 covering 7,050 total shares at $1.45 per share and February 22, 1996 covering 8,225 total shares at $1.91 per share which shall become exercisable in accordance with their terms solely to the extent such stock options would have been exercisable had you remained an employee of SIBIA through May 9, 1999 (the "Severance Benefits"). The Severance Benefits will commence immediately upon the conclusion of the Term, so long as you execute the release attached hereto as Exhibit A, and will be paid on SIBIA's regular payroll dates, subject to standard payroll deductions and withholdings. In the event that SIBIA elects to terminate your employment earlier than September 30, 1998, you shall be entitled to receive additional Severance Benefits such that you receive salary continuation and medical benefits under COBRA through March 31, 1999, regardless of whether you obtain other employment before March 31, 1999.


Although your stock options will continue to vest during the Term, except as provided above, the vesting of the shares under your stock options shall cease at the end of the Term. You will be entitled to exercise your vested shares in accordance with the terms and conditions of the applicable stock option plan. You agree and acknowledge that you will continue to be bound by the terms and conditions of the Security Agreement dated February 21, 1996 between you and the Salk Institute Biotechnology/Industrial Associates, Inc.

You agree and acknowledge that you will continue to be bound by the terms and conditions of the Agreement in Respect of Confidential Information and Agreement in Respect of Inventions and Patent Rights, copies of which are attached hereto as Exhibit B.

In exchange for the promises and covenants set forth in this Agreement, you hereby release, acquit, and forever discharge SIBIA, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Effective Date of this Agreement, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with SIBIA's employment of you, including claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal,

Michael M. Harpold, Ph.D.
June 4, 1998
Page 3


state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

You further acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). You also acknowledge that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which you were already entitled. Since you are more than forty (40) years of age when this release is signed, you hereby provide the further acknowledgment that you are advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) your waiver and release do not apply to any rights or claims that may arise after the Effective Date of this release;
(b) you have the right to consult with an attorney prior to executing this release (although you may voluntarily choose not to do so); (c) you may have at least twenty-one (21) days to consider this Agreement (although you may by your own choice execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke this release; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed by you (the "Effective Date").

In giving this release, which includes claims which may be unknown to you at present, you hereby acknowledge that you have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

              A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

You and SIBIA agree that the provisions of this Agreement are personal and confidential and shall be held in the strictest confidence, and neither you nor SIBIA will be permitted to discuss the terms of the Agreement except insofar as such disclosure may be necessary to enforce the terms of this Agreement or as otherwise required by law.

Michael M. Harpold, Ph.D.
June 4, 1998
Page 4


This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. This Agreement, including Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire agreement between you and SIBIA with regard to the subject matter hereof and supercedes all prior oral or written agreements between the parties. This Agreement may not be modified except in a writing signed by you and a duly authorized officer of SIBIA. You agree that you have carefully read this Agreement and have been afforded the opportunity to be advised of its meaning and consequences and have signed the same of your own free will.

If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. The court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

Please confirm your assent to the foregoing terms and conditions of our agreement by signing and returning to me the two copies of this letter which are enclosed herewith. Upon my receipt thereof, I will forward to you a fully executed duplicate original.

Sincerely,

SIBIA NEUROSCIENCES, INC.
 /s/ WILLIAM T. COMER
-----------------------
William T. Comer, Ph.D.
Chief Executive Officer

                                    * * * * *
HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS AS STATED ABOVE.


Dated:  June 9, 1998                    /s/ MICHAEL M. HARPOLD
        ------------                   -----------------------------------------
                                                Michael M. Harpold, Ph.D.

Exhibit A:     Release and Waiver of Claims
Exhibit B:     Proprietary Information and Inventions Agreement

                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

        In consideration of the payments and other benefits set forth in the Agreement dated May 22, 1998, to which this form is attached, I hereby furnish SIBIA NEUROSCIENCES, INC. (the "Company") with the following release and waiver.

        I hereby release, and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, stockholders, partners, successors, assigns, affiliates, customers and clients of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

        I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

In giving this release, which includes claims which may be unknown to me at present, I hereby acknowledge that I have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

              A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

I hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

Michael M. Harpold, Ph.D.
June 4, 1998
Page 2



Dated:
        --------------------------     -----------------------------------------
                                       Michael M. Harpold, Ph.D.

                                    EXHIBIT B


                AGREEMENT IN RESPECT OF CONFIDENTIAL INFORMATION

                                       AND

              AGREEMENT IN RESPECT OF INVENTIONS AND PATENT RIGHTS

          THE SALK INSTITUTE BIOTECHNOLOGY/INDUSTRIAL ASSOCIATES, INC.

                AGREEMENT IN RESPECT OF CONFIDENTIAL INFORMATION

               AGREEMENT made and entered into this 12th day of October, 1982, by and between The Salk Institute Biotechnology/Industrial Associates, Inc. (hereinafter referred to as "SIBIA") and the undersigned employee of SIBIA (hereinafter referred to as "Employee").

WITNESSETH:

              In consideration of the salary or wages received by Employee and as a condition upon, and a part of the consideration for, the employment or continuation of employment of Employee, but without limitation upon SIBIA's right to terminate Employee's employment, Employee covenants and agrees not to disclose at any time either during or subsequent to said employment directly or indirectly to anyone not an officer or employee of SIBIA, except as the chief executive officer of SIBIA or an agent of said officer acting under proper authority may direct, and not to use at any time either during or subsequent to said employment, except in the course of said employment, any secret or confidential information of SIBIA (whether or not developed by Employee), or secret or confidential information of any third party possessed by SIBIA, unless Employee shall first secure the consent of SIBIA in writing or unless Employee shall be involuntarily required to so disclose or use by a court having competent jurisdiction.

              Employee further covenants and agrees that every document, notation, record, diary, memorandum, work sheet, drawing and the like containing information of or pertinent to any operation, procedure, process, apparatus composition, formula, research, development, investigation or the like, or any method of accounting or manner of doing business, of SIBIA (or containing any other secret or confidential information of SIBIA) and made or acquired by Employee during said employment is and shall be the sole and exclusive property of SIBIA, and that Employee will deliver same (and each and every copy, abstract, summary or reproduction of same made by or for Employee or acquired by Employee) at any time SIBIA may so request and in any event prior to or at the termination of said employment.

              It is understood and agreed by Employee that all information of SIBIA developed or used by its officers or employees or acquired by SIBIA from anyone not an officer or employee shall be considered to be secret or confidential to the extent and for so long as such information is not available to the general public.

              Executed the day and year first above written to be effective as of the date of employment of Employee by SIBIA.

                                       THE SALK INSTITUTE BIOTECHNOLOGY/
WITNESSES:                             INDUSTRIAL ASSOCIATES, INC.


[SIG]                                  By /s/ DD BUSCH
--------------------------------       -----------------------------------------

                                       /s/ MICHAEL M. HARPOLD
--------------------------------       -----------------------------------------
                                       Signature of Employee


                                       Michael M. Harpold
                                       -----------------------------------------
                                       Typed or printed name of Employee

          THE SALK INSTITUTE BIOTECHNOLOGY/INDUSTRIAL ASSOCIATES, INC.

              AGREEMENT IN RESPECT OF INVENTIONS AND PATENT RIGHTS

              AGREEMENT made and entered into this 1st day of December, 1981, by and between THE SALK INSTITUTE BIOTECHNOLOGY/INDUSTRIAL ASSOCIATES, INC., a Delaware corporation (hereinafter referred to as "SIBIA") and the undersigned Employee of said SIBIA (hereinafter referred to as "Employee"):

WITNESSETH:

              In consideration of the salary or wages received by Employee and as a condition upon, and a part of the consideration for, the employment or continuation of employment of Employee, but without limitation upon SIBIA's right to terminate Employee's employment. Employee hereby assigns and transfers onto SIBIA, and agrees that SIBIA shall be the owner of all inventions, discoveries and improvements heretofore or hereafter conceived, developed or made by Employee, either alone or with others, in whole or in part during Employee's employment by SIBIA, or written six months thereafter (1) which are useful in or directly related to SIBIA's business or to SIBIA's actual or demonstrably anticipated research or development or (2) WHICH RELATE TO, or are conceived, developed or made in the course of Employee's employment or (3) which are conceived, developed or made from work performed during, or by reason of trade secrets obtained from such employment, PROVIDED HOWEVER THAT THIS AGREEMENT

SHALL NOT APPLY TO ANY INVENTIONS WHICH ARE NOT SUBJECT TO ASSIGNMENT UNDER
SECTION 2870 OF ARTICLE 3.5 OF CHAPTER 2 OF THE LABOR CODE OF THE STATE OF CALIFORNIA. SIBIA's business is understood to be principally that of biological and biochemical research and development but includes and shall include all other lawful operations and activities now or hereafter carried on or undertaken by SIBIA.

              For the same consideration, Employee hereby agrees to disclose promptly and in writing to any officials or representatives designated by SIBIA to receive such disclosure all inventions, discoveries, improvements and devices heretofore or hereafter conceived or made by Employee alone or with others during Employee's employment to which SIBIA is entitled as above provided, and agrees not to disclose such inventions, discoveries, improvements or devices to any others, except as required by his employment, without the express consent of SIBIA. Employee further agrees that during his employment by SIBIA or any time thereafter, he will, upon the request of SIBIA, execute proper assignments to SIBIA of any and all such inventions, discoveries, improvements and devices to which SIBIA is entitled as above provided, and will execute all papers and perform all other lawful acts which SIBIA may deem necessary or advisable for the preparation, prosecution, procurement and maintenance of patent applications and patents of the United States and foreign countries for such inventions, discoveries, improvements and devices to which SIBIA is entitled as above provided, and will execute any and all proper documents which shall be required or necessary to vest title in SIBIA to such inventions, discoveries, improvements and devices and all patent applications and patents relating thereto. It is understood and agreed that all expenses in connection with such patent applications or patents shall be borne by SIBIA, but SIBIA shall be under no obligation to protect by patent any such invention, discovery, improvement or device, except at its own discretion and to such extent as SIBIA shall deem desirable. Employee shall not be entitled to any additional compensation, other than his regular salary or wages, for any services rendered by Employee as herein provided during the term of his employment but, if any services by Employee as herein provided shall be required by SIBIA thereafter, SIBIA shall pay Employee at a reasonable rate for all time actually consumed by him and will reimburse him for any reasonable expenses incurred by him.

              Employee covenants and agrees not to disclose at any time either during or subsequent to said employment directly or indirectly to anyone not an officer or employee of SIBIA and not to use any time either during or subsequent to said employment, except in the course of said employment, any secret or confidential information of SIBIA (whether or not developed by Employee) unless he shall first secure the consent of SIBIA in writing or unless he shall be involuntarily required to do so by a Court having jurisdiction. Employee further covenants and agrees that every document, notation, record, diary, memorandum, work sheet, drawing, and the like containing information of or pertinent to any operation, procedure, process, apparatus, composition, formula, research, development, investigation, or the like, or any method of accounting or manner of doing business of SIBIA (or containing any other secret or confidential information of SIBIA) and made or acquired by Employee during said employment, is and shall be the sole and exclusive property of SIBIA, and that Employee will deliver same (and each and every copy, abstract, summary, or reproduction of same made by or for Employee or acquired by Employee) at any time SIBIA may so request and in any event prior to or at the termination of said employment. It is understood and agreed by Employee that all information of SIBIA developed or used by its officers or employees or acquired by SIBIA from anyone not an officer or employee shall be considered to be either secret or confidential to the extent and for so long as such information is not available to the general public.

              To encourage inventive thinking on the part of its employees, and as additional compensation for the assignment of inventions or discoveries to SIBIA, SIBIA agrees to pay to Employee, if the invention or discovery is sole, or to Employee-inventors jointly if the invention or discovery is joint, the sum of at least One Hundred Dollars ($100.00) if and when a United States patent is filed by SIBIA covering each invention or discovery made by Employee and the further sum of at least Two Hundred Dollars ($200.00) if and when a United States patent issues thereon; provided, however, that SIBIA shall not be obligated to pay such sum to Employee for any patent application or patent which it may file or obtain which contains essentially the same disclosure or represents merely a slight improvement, modification, or variation of an invention covered by a previous application or patent of Employee, the question of whether or not any such application or patent covers any such improvement, modification, or variation to be determined solely by SIBIA. It is understood that nothing contained herein is to be construed as requiring SIBIA to file patent applications on any invention or discovery accepted by it and it is further understood that no payment shall be made for any foreign patents which may be obtained covering any such inventions or discoveries.

              Employee represents that he has not previously assumed any obligations inconsistent with those of this Agreement and has no interest in any trade secrets or patent rights relating to SIBIA's business, unless this clause is stricken and details are provided on the reverse side of this sheet.

              This Agreement may be amended by mutual consent of the parties on thirty (30) days' notice by SIBIA to the Employee stating the substance of the proposed amendment and upon failure to agree upon the amendment within thirty
(30) days after the date of the notice, this Agreement will automatically be terminated as to both parties; provided, however, that this Agreement shall remain in full force and effect after the date of such termination with respect to all inventions of the Employee prior to said date of termination.

              The terms, covenants and provisions hereof shall extend to and be binding upon the parties hereto, their heirs, personal representatives, assigns and successors in interest.

              This Agreement shall be governed by the laws of the State of California.

              Executed the day and year first above written.

                                       THE SALK INSTITUTE BIOTECHNOLOGY/
                                       INDUSTRIAL ASSOCIATES, INC.

                                       By [SIG]
                                          --------------------------------------

                                       /s/ MICHAEL M. HARPOLD
                                       -----------------------------------------
                                       Signature of Employee

                                       Michael M. Harpold
                                       -----------------------------------------
                                       Type or print name of Employee here

WITNESSES:


[SIG]
------------------------



[SIG]
------------------------